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    Exhibit 11.01

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                                                                       HelpMate Robotics Inc.
                                                            Calculation of Net Loss Per Common Share
                                                            ----------------------------------------
                                                                        QUARTER     QUARTER
                                                                         ENDED       ENDED
PRIMARY EARNINGS PER SHARE                                             03/31/97    03/31/96
--------------------------------------------------------------------  ----------  ----------
Historical
Net Loss............................................................   $(596,993)  $(879,222)
Preferred Dividends.................................................                 (57,147)
                                                                      ----------  ----------
Net Loss Applicable to Common Shareholders..........................   $(596,993)  $(936,369)
                                                                      ----------  ----------
                                                                      ----------  ----------
Weighted Average Common Shares Outstanding..........................   6,288,507   4,533,812
Incremental Shares Issuable Pursuant to SAB Topic 4D................                  38,553
                                                                      ----------  ----------
Total Shares........................................................   6,288,507   4,572,365
                                                                      ----------  ----------
                                                                      ----------  ----------
Historical Net Loss per Common Share................................      $(0.10)     $(0.21)
                                                                      ----------  ----------
                                                                      ----------  ----------
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